EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                 August 22, 2007



Advisor's Disciplined Trust 169
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 169
            Equity Dividend And Income Closed-End Portfolio, Series 3
            ---------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-144532 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President